UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 30, 2017

Genuine Parts Company
__________________________________________
(Exact name of registrant as specified in its charter)

Georgia	001-05690	58-0254510
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2999 Wildwood Pkwy, Atlanta, Georgia		30339
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	678.934.5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 2, 2017 Genuine Parts Company (NYSE: GPC) announced that it has completed the purchase of Alliance Automotive Group (AAG) from funds managed by Blackstone Group LLP and from AAG’s co-founders for a total purchase price of approximately $2 billion, including the repayment of AAG’s outstanding debt, effective today.

AAG is the second largest parts distribution platform in Europe, with a focus on light vehicle and commercial vehicle replacement parts. Headquartered in London, AAG has approximately 8,000 employees and 2,100 company-owned stores and affiliated outlets across France, the U.K., Germany and Poland. AAG has a consistent track record of organic revenue and earnings growth supported by strategic investments based on a proven M&A strategy to gain scale, efficiencies and geographic coverage.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 30, 2017, Genuine Parts Company (the "Company") entered into a multi-currency Syndicated Facility Agreement (the "Syndicated Facility") with Bank of America, N.A. as administrative agent; JP Morgan as syndication agents; and a syndicate of banks. The Syndicated Facility replaces the $1.2 Billion unsecured revolving line of credit dated September 11, 2012 that was scheduled to mature in September 2022. The Syndicated Facility is for $2.6 Billion and expires October 30, 2022. The Syndicated Facility includes a $1.5 Billion Multi-currency Revolving Credit Facility and a $1.1 Billion Term Loan A. The Syndicated Facility contains an uncommitted option to increase the borrowing capacity up to an additional $1.0 Billion, as well as an option by the Company to decrease the borrowing capacity or terminate the Facility with appropriate notice. The Syndicated Facility interest rate is based on LIBOR plus a margin based on the Company's leverage.

The Syndicated Facility contains customary covenants, representations and warranties that are standard for this type of transaction. The Company is required to comply with a financial covenant with respect to a maximum leverage ratio. In addition, the Syndicated Facility contains customary default provisions, including, but not limited to, failure to pay principal or interest when due, failure to comply with covenants, or a change in control.

In addition to the Syndicated Facility Agreement, the Company entered into Senior Fixed Rate Notes ("Notes") with a number of investors. The Notes vary in maturity with €225 million maturing on October 30, 2024, €250 million maturing on October 30, 2027, €125 million maturing on October 30, 2029, €100 million maturing on October 30, 2032 and a $120 million Note that matures on October 30, 2027.

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1 is a copy of a press release of Genuine Parts Company, dated November 2, 2017. Such information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated November 2, 2017.

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 2, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genuine Parts Company

November 2, 2017	By:	Carol B. Yancey

Name: Carol B. Yancey
Title: Executive Vice President and CFO

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